UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.              Entry into a Material Definitive Agreement.

On August 8, 2017, Natera, Inc. (“Natera”) entered into a Credit Agreement (the “Credit Agreement”) by and between Natera as the borrower and OrbiMed Royalty Opportunities II, LP. (“OrbiMed”) as the lender. The Credit Agreement provides for a $100,000,000 senior secured term loan facility, subject to certain terms and conditions as set forth therein, of which $75,000,000 was provided to Natera on August 8, 2017, with the additional $25,000,000 to be provided to Natera upon request no later than December 31, 2018 (the “Loans”). Such Loans are to be used by Natera for general corporate purposes.

The Loans must be repaid on August 8, 2024. Natera has the right to prepay any unpaid principal amount of the Loans prior to such date subject to the Repayment Premium (as defined in the Credit Agreement) in the range of 2.5% to 12.5% of the principal amount of such prepayment, depending on the date of such prepayment. The Loans will bear interest, at a rate per annum equal to the sum of (i) 8.75% plus (ii) the higher of (x) the LIBO Rate for such Interest Period (as defined in the Credit Agreement) and (y) 1.00.

The Credit Agreement requires Natera to have had maintained minimum net revenues as a condition to making of the Loans and further requires Natera to maintain minimum net revenues as a covenant. In addition, the Credit Agreement contains (i) customary affirmative covenants including, without limitations, covenants that require Natera and its subsidiaries to provide financial information, materially comply with applicable laws, rules and regulations, and maintain insurance and (ii) customary negative covenants which, among other things, limit or restrict the ability of Natera and its subsidiaries to consummate certain investments or acquisitions, dispose of assets of Natera and its subsidiaries, change business and incur indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.

The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, default on certain other indebtedness, bankruptcy and insolvency events, material judgments, certain material adverse changes, certain regulatory matters, and change of control. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and/or an increase in the interest rate of 3.00% for the duration of such event of default.

Natera’s obligations under the Credit Agreement are secured by substantially all of its assets, including its intellectual property, subject to certain customary exclusions.

In connection with entering into the Credit Agreement, as a fee in consideration of the commitments extended and the loans made under the Credit Agreement, Natera will issue 300,000 shares of its common stock, par value $0.0001 per share, to OrbiMed. Natera is issuing the shares pursuant to a shelf registration statement on Form S-3 (file number 333-214577) declared effective by the Securities and Exchange Commission on November 28, 2016.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)